UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

YATINOO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-149995	20-8066540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 103
North Andover, MA 01845
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 222-9813

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 16, 2009, Yatinoo, Inc. (the “Company”) completed the acquisition of OZQ8, Inc., a Kuwait corporation (“OZQ8”).  The Company purchased all of the outstanding capital stock and assets of OZQ8 pursuant to a Securities and Asset Purchase Agreement which has been filed as Exhibit 10.1 to this Form 8-K.  The purchase price was $45,000 of which $35,000 was paid at closing and the remaining $10,000 will be paid 60 days from the date of the closing.  OZQ8 owns and operates the domain www.ozq8.com, along with other related domain names, source code and intellectual property rights.  The domain names will be held in escrow until the final $10,000 is paid.

There was no relationship between the Company and OZQ8 prior to this transaction.  The Company was introduced to OZQ8 by Mohamed Agness, the Company’s Chief Technology Officer.  The source of funds used by the Company to acquire OZQ8 was personal funds of members of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Financial Statements, if any, required by Item 9.01(a) of Form 8-K, will be filed by amendment not later than 71 days after April 22, 2009, the date the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements, if any, required by Item 9.01(b) of Form 8-K, will be filed by amendment not later than 71 days after April 22, 2009, the date the initial report on Form 8-K must be filed.

(d) 10.1 Securities and Asset Purchase Agreement by and among OZQ8 Incorporated and Yatinoo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2009	Yatinoo, Inc.
	By:	/s/ Francis P. Magliochetti
Francis P. Magliochetti, Jr.
Interim CEO